UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 22, 2022, Intel Corporation (“Intel,” “we,” “our” or “us”) and Arizona Fab HoldCo Inc. (“Intel HoldCo”), a wholly owned subsidiary of Intel, entered into a purchase and contribution agreement (the “Purchase and Contribution Agreement”) with Foundry JV Holdco LLC (“Brookfield”), an entity formed at the direction of and managed by certain affiliates of Brookfield Asset Management Inc., and Arizona Fab LLC (“NewCo”), a wholly owned, newly formed subsidiary of Brookfield, for the joint ownership of NewCo which will, among other things, own and maintain two semiconductor wafer fabrication buildings located on Intel’s Ocotillo campus in the State of Arizona.

Consummation of the transactions contemplated by the Purchase and Contribution Agreement (the “Closing”) was subject to the satisfaction of certain conditions precedent, including receipt of required CFIUS approvals. On November 22, 2022, following the satisfaction of the closing conditions of the Purchase and Contribution Agreement, Intel and the parties thereto consummated the Closing.

In connection with the Closing, under the Purchase and Contribution Agreement and the LLC Agreement, and subject to their respective terms and conditions, (i) Intel acquired 51% of the fully diluted equity interests of NewCo (the “Units”), and Brookfield continued to own 49% of the Units; (ii) Intel contributed to NewCo certain assets and work-in-progress related to the Arizona Project equal to approximately $1.3 billion and, when taken together with Intel’s commitment for future contributions, will be $14.8 billion in the aggregate, (iii) Brookfield contributed to NewCo approximately $0.8 billion in cash and, when taken together with Brookfield’s commitments for future contributions, will be $14.8 billion in the aggregate, and thereafter (iv) Intel contributed all of its Units to Intel HoldCo, which at such time became the majority member of NewCo.

In connection with the Closing, Intel HoldCo and Brookfield entered into an amended and restated limited liability company agreement of NewCo (the “LLC Agreement”) in substantially the form previously attached to the Purchase and Contribution Agreement and described in Intel’s Current Report on Form 8-K, dated August 23, 2022.

The LLC Agreement is filed as Exhibit 10.1 to this Current Report and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this report.

Exhibit Number	Description

10.1*	Amended and Restated Limited Liability Company Agreement of Arizona Fab LLC, dated November 22, 2022, by and between Arizona Fab HoldCo Inc. and Foundry JV Holdco LLC

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

*	Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: November 22, 2022	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer